UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 30, 2015

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 W. 115th Street, Suite 210, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

CorEnergy Infrastructure Trust, Inc. (the “Company”) previously announced on June 22, 2015 that the Company’s wholly-owned subsidiary, Grand Isle Corridor, LP (“Grand Isle Corridor”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Energy XXI USA, Inc. (“EXXI USA”), an indirect wholly-owned subsidiary of Energy XXI Ltd (“EXXI”).  The Purchase Agreement provides for Grand Isle Corridor’s acquisition of all the real and personal property constituting a subsea pipeline gathering system located in the shallow Gulf of Mexico shelf and storage and onshore processing facilities (the “GIGS”) for a purchase price of $245 million, plus the assumption of an estimated $12.5 million Asset Retirement Obligation that is associated with the decommissioning costs for the GIGS (the “Acquisition”).  The Purchase Agreement provides that at the closing of the Acquisition, Grand Isle Corridor will enter into an 11-year triple-net lease (the “Lease”) relating to the use of the GIGS with Energy XXI GIGS Services, LLC, an indirect wholly-owned subsidiary of EXXI (the “Tenant”). The Tenant’s obligations under the Lease are guaranteed by EXXI. The Acquisition closed on June 30, 2015, and the Lease was executed and delivered on that day.

Item 1.01	Entry into a Material Definitive Agreement

Lease

On June 30, 2015, Grand Isle Corridor and Tenant entered into the Lease and all ancillary agreements thereto.  The Lease grants Tenant substantially all authority to operate, and imposes on them the responsibility for the operation of, the GIGS.  The Lease provides Grand Isle Corridor no control over the operation, maintenance, management, or legal compliance of the GIGS.  The minimum and maximum annual rental payments under the Lease during the initial eleven year term are approximately $31.5 million and $50.8 million, respectively. The rent during any term extension is subject to negotiation between the parties.  Variable rent will be based on a ten percent participation above a predefined threshold, which is calculated on the volumes of oil that flow through the GIGS for EXXI multiplied by the average daily closing price of crude oil for such calendar month. Variable rent will be capped at 39% of total rent.

The foregoing summary of the Lease is only a brief description of certain terms thereof, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by the full Lease, a copy of which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On June 30, 2015, the Company issued a press release announcing the completion of the Acquisition and the execution of the Lease. The information regarding the Acquisition set forth in the first paragraph of the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 7.01.	Regulation FD Disclosure.

On June 30, 2015, the Company issued a press release announcing the completion of the Acquisition described in Item 1.01 of this report.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

10.1
Lease, dated June 30, 2015, by and between Grand Isle Corridor, LP and Energy XXI GIGS Services, LLC.  Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information

99.1	Press Release announcing the completion of the Acquisition, dated June 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: June 30, 2015	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description

10.1
Lease, dated June 30, 2015, by and between Grand Isle Corridor, LP and Energy XXI GIGS Services, LLC.  Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information

99.1	Press Release announcing the completion of the Acquisition, dated June 30, 2015